Exhibit 99.1

Pixelworks Reports Third Quarter 2019 Financial Results

Mobile Revenue Reaches New High as Customer Engagements Continue to Expand

SAN JOSE, Calif., October 31, 2019 - Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of power efficient visual processing solutions, today announced financial results for the third quarter ended September 30, 2019.

Third Quarter Highlights

•	Mobile revenue increased 87% sequentially and 66% year-over-year to a new record

•	Iris visual processing solutions incorporated into five smartphones launched across four customers, including HMD’s Nokia 7.2 and Nokia 6.2, and the TCL Plex

•	Video Delivery revenue grew sequentially and year-over-year, with increased contribution from Over-the-Air (OTA) solutions

•	Available video content in TrueCut formats expanded to more than 10,000 hours, with potential reach extended to over 100 million active daily users in China

•	TrueCut® Motion Grading recognized with second prestigious award, the Advanced Imaging Society’s (AIS) 2019 Entertainment Technology Lumiere Award

President and CEO of Pixelworks, Todd DeBonis, commented, “Our third quarter results played-out largely as expected, as we continued to execute strongly in mobile and across all other areas of the business. Revenue from mobile increased 66% year-over-year to a new record, and we recorded the first commercial revenue from both our Soft Iris solution and our 5th generation Iris visual processor.

“As a result of expanding Pixelworks’ portfolio of hardware and software-based visual display solutions, we have continued to generate increasing momentum on our mobile growth initiatives as well as key customer engagements. During the quarter, we announced design wins on five newly launched smartphones across four different OEMs, while also supporting active programs with key customers on their planned next-generation mobile devices.”

DeBonis concluded, “Looking forward, we are focused on our growth initiatives in mobile visual processing and our award winning TrueCut format, including a combination of previous smartphone wins as well as new engagements across an expanding set of mobile OEM customers and content platform providers. Although macroeconomic headwinds are contributing to prolonged inventory corrections within our digital projector and video delivery businesses in the fourth quarter, we expect strong sequential growth in mobile following its record revenue contribution in the third quarter.”

Third Quarter 2019 Financial Results
Revenue in the third quarter of 2019 was $18.1 million, compared to $18.0 million in the second quarter of 2019 and $21.5 million in the third quarter of 2018. Year-over-year, third quarter revenue reflects continued growth in the Company’s mobile and video delivery businesses, more than offset by below normal seasonal demand in the digital projector market.

On a GAAP basis, gross profit margin in the third quarter of 2019 was 51.8%, compared to 52.0% in the second quarter of 2019 and 52.3% in the third quarter of 2018. On a non-GAAP basis, third quarter 2019 gross profit margin was 53.9%, compared to 54.1% in the second quarter of 2019 and 54.7% in the third quarter of 2018.

GAAP operating expenses in the third quarter of 2019 were $11.8 million, compared to $11.7 million in the second quarter of 2019 and $10.8 million in the year-ago quarter. Non-GAAP operating expenses in the third quarter of 2019 were $10.3 million, compared to $9.6 million in the second quarter of 2019 and $8.9 million in the year-ago quarter.

For the third quarter of 2019, the Company recorded a GAAP net loss of $2.3 million, or ($0.06) per share, compared to a GAAP net loss of $2.4 million, or ($0.06) per share, in the second quarter of 2019, and GAAP net income of $0.4 million, or $0.01 per diluted share, in the third quarter of 2018.

For the third quarter of 2019, the Company recorded a non-GAAP net loss of $0.5 million, or ($0.01) per share, compared to a non-GAAP net loss of $0.1 million, or ($0.00) per share, in the second quarter of 2019 and non-GAAP net income of $2.7 million, or $0.07 per diluted share, in the third quarter of 2018.

Adjusted EBITDA in the third quarter of 2019 was $0.5 million, compared to $1.0 million in the second quarter of 2019 and $3.8 million in the third quarter of 2018.

Business Outlook
For the fourth quarter of 2019, Pixelworks expects revenue to be in a range of between $15.0 million and $17.0 million. This range reflects weaker than previously expected demand related to inventory corrections in both the digital projector and video delivery markets due to the uncertain geopolitical macro environment, partially offset by continued strong sequential revenue growth in the mobile market. Additional guidance will be provided as part of the Company’s scheduled earnings conference call.

Conference Call Information
Pixelworks will host a conference call today, October 31, 2019, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 1262279. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for at least 30 days. A replay of the conference call will also be available through Thursday, November 7, 2019, and can be accessed by calling 1-855-859-2056 and using passcode 1262279.

About Pixelworks, Inc.
Pixelworks provides industry-leading display processing and video delivery solutions and technology that enable highly authentic viewing experiences with superior visual quality. The Company has a 20-year history of delivering image processing innovation to providers of leading-edge consumer electronics, professional displays and video streaming services. Pixelworks is headquartered in San Jose, CA. For more information, please visit the company’s web site at www.pixelworks.com.

Note: Pixelworks, the Pixelworks logo and TrueCut are registered trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude gain on sale of patents, deferred revenue fair value adjustment, inventory step-up and backlog amortization, amortization of acquired intangible assets, stock-based compensation expense, restructuring expenses, gain on extinguishment of convertible debt, and discount accretion on convertible debt fair value which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which Pixelworks defines as GAAP net income (loss) before interest income and other, net, income tax provision (benefit), depreciation and amortization, as well as the specific items listed above.

Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period to period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis.

In calculating the above non-GAAP results, management specifically adjusted for certain items related to the acquisition of ViXS Systems, Inc., including deferred revenue fair value adjustment, amortization of acquired intangible assets, and impact of inventory step up, both related to fair valuing the items, restructuring expenses related to a reduction in workforce and facility closure and consolidations, gain on debt extinguishment, and accretion on convertible debt. Management considers these items as either limited in term or having no impact on Pixelworks’ cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.

Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the

Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile and video delivery businesses, including market movement and demand, customer engagements, growth in the mobile market, strategy, and additional guidance, particularly as to revenue for the fourth quarter of 2019. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy, competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2018 as well as subsequent SEC filings.

The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Revenue, net (1)	$18,057	$18,027	$21,472	$52,732	$56,015
Cost of revenue (2)	8,710	8,651	10,235	25,537	27,442
Gross profit	9,347	9,376	11,237	27,195	28,573
Operating expenses:
Research and development (3)	6,458	6,364	5,322	19,294	16,208
Selling, general and administrative (4)	5,333	4,935	5,070	15,728	14,643
Restructuring	—	398	414	398	1,035
Total operating expenses	11,791	11,697	10,806	35,420	31,886
Income (loss) from operations	(2,444)	(2,321)	431	(8,225)	(3,313)
Interest income and other, net (5)	70	104	88	270	1,265
Gain on sale of patents	—	—	—	3,905	—
Total other income, net	70	104	88	4,175	1,265
Income (loss) before income taxes	(2,374)	(2,217)	519	(4,050)	(2,048)
Provision (benefit) for income taxes	(68)	231	88	571	396
Net income (loss)	$(2,306)	$(2,448)	$431	$(4,621)	$(2,444)
Net income (loss) per share:
Basic	$(0.06)	$(0.06)	$0.01	$(0.12)	$(0.07)
Diluted	$(0.06)	$(0.06)	$0.01	$(0.12)	$(0.07)
Weighted average shares outstanding:
Basic	38,086	37,688	36,195	37,677	35,697
Diluted	38,086	37,688	37,993	37,677	35,697
——————
(1) Includes deferred revenue fair value adjustment	$—	$—	$52	$—	$52
(2) Includes:
Amortization of acquired intangible assets	298	298	298	894	894
Stock-based compensation	89	83	87	267	231
Inventory step-up and backlog amortization	—	—	97	12	458
(3) Includes stock-based compensation	570	703	609	1,934	1,831
(4) Includes:
Stock-based compensation	839	879	762	2,651	1,983
Amortization of acquired intangible assets	76	76	101	236	303
(5) Includes:
Gain on debt extinguishment	—	—	—	—	(1,272)
Discount accretion on convertible debt fair value	—	—	—	—	69

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$9,347	$9,376	$11,237	$27,195	$28,573
Amortization of acquired intangible assets	298	298	298	894	894
Stock-based compensation	89	83	87	267	231
Inventory step-up and backlog amortization	—	—	97	12	458
Deferred revenue fair value adjustment	—	—	52	—	52
Total reconciling items included in gross profit	387	381	534	1,173	1,635
Non-GAAP gross profit	$9,734	$9,757	$11,771	$28,368	$30,208
Non-GAAP gross profit margin	53.9%	54.1%	54.7%	53.8%	53.9%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$11,791	$11,697	$10,806	$35,420	$31,886
Reconciling item included in research and development:
Stock-based compensation	570	703	609	1,934	1,831
Reconciling items included in selling, general and administrative:
Stock-based compensation	839	879	762	2,651	1,983
Amortization of acquired intangible assets	76	76	101	236	303
Restructuring	—	398	414	398	1,035
Total reconciling items included in operating expenses	1,485	2,056	1,886	5,219	5,152
Non-GAAP operating expenses	$10,306	$9,641	$8,920	$30,201	$26,734
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(2,306)	$(2,448)	$431	$(4,621)	$(2,444)
Reconciling items included in gross profit	387	381	534	1,173	1,635
Reconciling items included in operating expenses	1,485	2,056	1,886	5,219	5,152
Reconciling items included in total other income, net	—	—	—	(3,905)	(1,203)
Tax effect of non-GAAP adjustments	(84)	(86)	(181)	49	(236)
Non-GAAP net income (loss)	$(518)	$(97)	$2,670	$(2,085)	$2,904
Non-GAAP net income (loss) per share:
Basic	$(0.01)	$(0.00)	$0.07	$(0.06)	$0.08
Diluted	$(0.01)	$(0.00)	$0.07	$(0.06)	$0.08
Non-GAAP weighted average shares outstanding:
Basic	38,086	37,688	36,195	37,677	35,697
Diluted	38,086	37,688	37,993	37,677	35,697

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended						Nine Months Ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2019		2019		2018		2019		2018
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(0.06)	$(0.06)	$(0.06)	$(0.06)	$0.01	$0.01	$(0.12)	$(0.12)	$(0.07)	$(0.07)
Reconciling items included in gross profit	0.01	0.01	0.01	0.01	0.01	0.01	0.03	0.03	0.05	0.05
Reconciling items included in operating expenses	0.04	0.04	0.05	0.05	0.05	0.05	0.14	0.14	0.14	0.14
Reconciling items included in total other income, net	—	—	—	—	—	—	(0.10)	(0.10)	(0.03)	(0.03)
Tax effect of non-GAAP adjustments	—	—	—	—	(0.01)	—	—	—	(0.01)	(0.01)
Non-GAAP net income (loss)	$(0.01)	$(0.01)	$(0.00)	$(0.00)	$0.07	$0.07	$(0.06)	$(0.06)	$0.08	$0.08

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN * (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended			Nine Month Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	51.8%	52.0%	52.3%	51.6%	51.0%
Amortization of acquired intangible assets	1.7	1.7	1.4	1.7	1.6
Stock-based compensation	0.5	0.5	0.4	0.5	0.4
Inventory step-up and backlog amortization	—	—	0.5	0.0	0.8
Deferred revenue fair value adjustment	—	—	0.2	—	0.1
Total reconciling items included in gross profit	2.1	2.1	2.5	2.2	2.9
Non-GAAP gross profit margin	53.9%	54.1%	54.7%	53.8%	53.9%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$(2,306)	$(2,448)	$431	$(4,621)	$(2,444)
Stock-based compensation	1,498	1,665	1,458	4,852	4,045
Amortization of acquired intangible assets	374	374	399	1,130	1,197
Tax effect of non-GAAP adjustments	(84)	(86)	(181)	49	(236)
Restructuring	—	398	414	398	1,035
Inventory step-up and backlog amortization	—	—	97	12	458
Amortization of deferred revenue fair value adjustment	—	—	52	—	52
Gain on sale of patents	—	—	—	(3,905)	—
Gain on debt extinguishment	—	—	—	—	(1,272)
Discount accretion on convertible debt fair value	—	—	—	—	69
Non-GAAP net income (loss)	$(518)	$(97)	$2,670	$(2,085)	$2,904
EBITDA adjustments:
Depreciation and amortization	$1,024	$887	$933	$2,824	$2,682
Non-GAAP interest income and other, net	(70)	(104)	(88)	(270)	(62)
Non-GAAP provision for income taxes	16	317	269	522	632
Adjusted EBITDA	$452	$1,003	$3,784	$991	$6,156

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$15,596	$17,944
Short-term marketable securities	6,682	6,069
Accounts receivable, net	8,857	6,982
Inventories	3,133	2,954
Prepaid expenses and other current assets	1,586	1,494
Total current assets	35,854	35,443
Property and equipment, net	4,215	6,151
Operating lease right of use assets	4,608	—
Other assets, net	1,504	1,132
Acquired intangible assets, net	3,078	4,208
Goodwill	18,407	18,407
Total assets	$67,666	$65,341
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,318	$2,116
Accrued liabilities and current portion of long-term liabilities	8,778	10,256
Current portion of income taxes payable	327	263
Total current liabilities	11,423	12,635
Long-term liabilities, net of current portion	527	1,017
Operating lease liabilities, net of current portion	3,222	—
Income taxes payable, net of current portion	2,297	2,299
Total liabilities	17,469	15,951
Shareholders’ equity	50,197	49,390
Total liabilities and shareholders’ equity	$67,666	$65,341

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Elias Nader
P: +1-408-200-9271
E: enader@pixelworks.com